As filed with the Securities and Exchange Commission on June 25, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1390053
(State of Incorporation)	(I.R.S. Employer Identification No.)

2972 Stender Way

Santa Clara, CA 95054

(Address of principal executive offices)

Amended and Restated 2006 Equity Incentive Plan

(Full title of the plan)

Dr. Robert G. Aldrich

Interim Chief Executive Officer

DayStar Technologies, Inc.

2972 Stender Way

Santa Clara, CA 95054

(408) 582-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Ho, Esq.

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	6,344,338 shares (1)	$0.86 (3)	$5,456,130.68(3)	$304.46
Common Stock, par value $.01 per share	3,431,584 shares (2)	$0.88 - $8.94 (4)	$13,334,491.91(4)	$744.07
TOTAL	9,775,922 shares			$1,048.53

(1)	Represents additional shares reserved for issuance under the Registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2)	Represents shares issuable by the Company pursuant to the Plan upon the exercise of outstanding stock options issued prior to the date of this filing.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). Pursuant to Rule 457(c), the price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on June 23, 2009 as reported on the Nasdaq Capital Market.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price for outstanding stock options are based upon the exercise price of such options. The following chart details the calculation of the registration fee:

Number of Shares Issuable Pursuant to Outstanding Stock Options Pursuant to the Plan	Offering Price per Share	Aggregate Offering Price
44,937	$8.77	$394,097.49
19,732	$8.94	$176,404.08
20,800	$5.86	$121,888.00
23,900	$3.14	$75,046.00
170,000	$5.71	$970,700.00
25,000	$5.24	$131,000.00
70,000	$3.65	$255,500.00
9,000	$4.02	$36,180.00
6,000	$5.71	$34,260.00
796,666	$4.94	$3,935,530.04
6,000	$5.45	$32,700.00
57,300	$4.21	$241,233.00
60,000	$6.53	$391,800.00
72,334	$3.65	$264,019.10
1,002,760	$3.54	$3,549,770.40
452,955	$3.16	$1,431,337.80
63,000	$3.26	$205,380.00
300,000	$2.80	$840,000.00
10,600	$2.97	$31,482.00
15,000	$1.86	$27,900.00
150,000	$0.88	$132,000.00
2,400	$0.97	$2,328.00
50,000	$1.00	$50,000.00
3,200	$1.23	$3,936.00
3,431,584		$13,334,491.91

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-136976

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-136976) (the “Prior Registration Statement”) filed by DayStar Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 29, 2006 and the documents incorporated therein, are incorporated by reference herein. The section of the Prior Registration Statement captioned “Reoffer Prospectus” is not incorporated by reference herein.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by Delaware law. Under the Company’s Bylaws, indemnified parties are entitled to indemnification to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1(4)	Amended and Restated 2006 Equity Incentive Plan.

23.1	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

(1)	Previously filed as Exhibit 3.1 to the Company’s Form 10-QSB, filed with the SEC on August 11, 2006, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Company’s Form 10-Q, filed with the SEC on November 14, 2008, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Company’s Form 10-Q, filed with the SEC on August 7, 2008, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 26, 2008, and incorporated by reference herein.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 25, 2009.

DayStar Technologies, Inc.

By:	/s/ Robert G. Aldrich
Robert G. Aldrich
Interim Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Robert G. Aldrich and William Steckel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert G. Aldrich Robert G. Aldrich	Interim Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2009

/s/ William S. Steckel William S. Steckel	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2009

/s/ Randolph A. Graves Randolph A. Graves	Director	June 25, 2009

/s/ Kevin S. Flannery Kevin S. Flannery	Director	June 25, 2009

/s/ Richard Nevins Richard Nevins	Director	June 25, 2009

/s/ Scott M. Schecter Scott M. Schecter	Director	June 25, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1(4)	Amended and Restated 2006 Equity Incentive Plan.

23.1	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

(1)	Previously filed as Exhibit 3.1 to the Company’s Form 10-QSB, filed with the SEC on August 11, 2006, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Company’s Form 10-Q, filed with the SEC on November 14, 2008, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Company’s Form 10-Q, filed with the SEC on August 7, 2008, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 26, 2008, and incorporated by reference herein.